EXHIBIT 4.16

From:     CHAILEASE INTERNATIONAL FINANCIAL

SERVICES (SINGAPORE) PTE. LTD.

18 Robinson Road

#15-01, 18 Robinson

Singapore 048547

To:         ARETI SHIPPING LTD

Trust Company Complex

Ajeltake Road

Ajeltake Island

Majuro

Marshall Islands

MH96960

21 October 2022

Dear Sirs

Facility agreement dated 6 October 2021 (as amended and/or supplemented by a deed of release and reassignment dated 4 October 2022 and as may be further amended and/or supplemented from time to time, the “Facility Agreement”) made between (i) Areti Shipping Ltd of the Marshall Islands as borrower (the “Borrower”), (ii) Eurodry Ltd as guarantor, and (iii) Chailease International Financial Services (Singapore) Pte. Ltd. as lender (the “Lender”), in respect of a term loan facility of a term loan facility of up to $9,000,000

We refer to the Facility Agreement.

Words and expressions defined in the Facility Agreement have the same meaning when used in this letter unless the content otherwise requires.

The Borrower requested to the Lender to consent to the change of registry and flag of m/v “TASOS” with IMO Number 9180906 (the “Ship”), which was registered in the ownership of the Borrower under the Cyprus flag, to the Marshall Islands registry and flag.

We hereby further agree and confirm that, with effect on and from the 21st of October 2022:

1.	the definition of "Deed of Covenants" in clause 1.1 of the Facility Agreement shall be deleted;

2.	the words "Deed of Covenants" in the definition of "Finance Documents" in clause 1.1 of the Facility Agreement shall be deleted;

3.

the words “first priority Cyprus ship mortgage” in the definition of “Mortgage A” in clause 1.1 of the Facility Agreement shall be deleted and replaced with the words “first preferred Marshall Islands ship mortgage”;

4.	the words “first priority Cyprus ship mortgage” in clause 21.5.1 of the Facility Agreement shall be deleted and replaced with the words “first preferred Marshall Islands ship mortgage”;

5.	the words “The Republic of Cyprus” in Schedule 2 of the Facility Agreement in respect of Ship A shall be deleted and replaced with the words “The Republic of the Marshall Islands”;

6.

references to “the Mortgage” in respect of Ship A or the Ship (as the case may be) in the Finance Documents shall be construed as references to the first preferred Marshall Islands ship mortgage dated 21 October 2022; and

7.	all references to “Cyprus” in the Finance Documents in so far as they refer to Ship A or the Ship (as the case may be) shall be construed as references to “Marshall Islands”.

We hereby further agree that all the provisions of the Facility Agreement and other Finance Documents shall be and are hereby re-affirmed (as amended hereby) and remain in full force and effect.

This letter may be executed in any number of counterparts.

This letter and any non-contractual obligations arising out of or in connection to it shall be governed by and construed in accordance with English law.

Please confirm your agreement by signing the acknowledgement below.

___/s/ AnnaMaria Matsa_____________________

SIGNED

by Anna-Maria Matsa

for and on behalf of

CHAILEASE INTERNATIONAL FINANCIAL

SERVICES (SINGAPORE) PTE. LTD.

We hereby confirm our acceptance of, and our agreement to, the terms and conditions of the above letter.

Dated 21 October 2022

By   ………/s/ Stefania Karmiri……………..

SIGNED

By STEFANIA KARMIRI

for and on behalf of

ARETI SHIPPING LTD

COUNTERSIGNED this 21st day of October 2022 by the following parties who, by executing the same, confirm and acknowledge that they have read and understood the terms and conditions of the above letter agreement, that they agree in all respects to the same and that the Finance Documents to which they are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement, as amended by the above letter agreement, and each of them hereby reaffirms the Finance Documents to which it is a party.

___/s/ Stefania Karmiri______________         _________________________

STEFANIA KARMIRI

on behalf of                                                       on behalf of

EURODRY LTD.                                             EUROBULK (FAR EAST) LTD. INC.